Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of October 7, 2011, by and between VARCA VENTURES, INC., a Nevada corporation ("Varca"), and RANDALL OSER (hereinafter, the "Executive").

R E C I T A L S:

WHEREAS, the Executive is currently employed as the President of Wildcat Mining Corporation ("Wildcat"), Varca's wholly-owned subsidiary; and

WHEREAS, Varca desires to employ the Executive as the President of both Varca and Wildcat, collectively referred hereinafter as the "Company;" and

WHEREAS, the Executive possesses intimate knowledge of the business and affairs of Wildcat, its policies, methods and personnel; and

WHEREAS, the Board of Directors of Varca (the "Board") recognizes that the Executive has contributed to the growth and success of Wildcat, and desires to assure the Company of the Executive's continued employment and to compensate him therefor; and

WHEREAS, the Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company; and

WHEREAS, the Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.           Employment.

1.1           Employment and Term.  The Company shall employ the Executive and the Executive shall serve the Company on the terms and conditions set forth herein.

1.2           Duties of Executive.  During the Term of Employment under this Agreement, the Executive shall serve as the President of the Company, shall faithfully and diligently perform all services as may be assigned to him by the Board (provided that, such services shall not materially differ from the services currently provided by the Executive), and shall exercise such power and authority as may from time to time be delegated to him by the Board.  The Executive shall render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company.  Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to: (a) serve on corporate, civic or charitable boards or committees; (b) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (c) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive's responsibilities to the Company in accordance with this Agreement.

2.           Term.

2.1           Initial Term.  The initial Term of Employment (as defined below) under this Agreement, and the employment of the Executive hereunder, shall commence on October 7, 2011 (the "Commencement Date") and shall expire on October 31, 2013, unless sooner terminated in accordance with Section 5 hereof (the "Initial Term").

2.2           Renewal Terms.  At the end of the Initial Term, the Term of Employment automatically shall renew for successive two year terms from November 1 to October 31 (subject to earlier termination as provided in Section 5 hereof), unless the Company or the Executive delivers written notice to the other at least three months prior to the Expiration Date of its or his election not to renew the Term of Employment.

2.3           Term of Employment and Expiration Date.  The period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the "Term of Employment," and the date on which the Term of Employment shall expire is sometimes referred to in this Agreement as the "Expiration Date".

3.           Compensation.

3.1           Base Salary.  The Executive shall receive a base salary at the monthly rate of $7,500 (the "Base Salary") during the Term of Employment.  The Base Salary will accrue (the "Accrued Base Salary") and be paid to the Executive in accordance with the terms of this Agreement.  When the Company is in production and profitable based on its most recent month end unaudited income statement, the Base Salary will stop accruing and be paid on the 1st business day of each month, subject to applicable withholding and other taxes.  The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time, but may not be decreased.

3.2           Accrued Base Salary Payment.  The Accrued Base Salary shall be paid to the Executive at such time as the Company is in production and profitable as described above, subject to applicable withholding and other taxes.  If the Company is not in production and profitable as described above on or before March 31, 2013, or the Term of Employment is terminated for any reason prior to the Expiration Date, the Executive has the option by giving written notice to Varca (the "Notice") to either:  (a) take a promissory note from the Company (the "Note") in the principal amount of the Accrued Base Salary as of the date Varca receives the Notice, subject to applicable withholding and other taxes, with interest accruing on the outstanding principal amount of the Note at the rate of 10% per annum; or (b) receive shares of unregistered common stock of Varca (the "Common Stock") equal to the Accrued Base Salary as of the date Varca receives the Notice, subject to applicable withholding and other taxes, divided by the Closing Sales Price.  As used herein, "Closing Sales Price" means (i) the reported closing sales price of the Common Stock on the day Varca receives the Notice if the Common Stock is traded on a national securities exchange, quoted on the OTC Bulletin Board or quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); or in the event that the Common Stock is not listed or quoted as set forth in (i) above, then (ii) the last sales price of a share of Common Stock to a non-affiliate prior to the day Varca receives the Notice .

4.           Expense Reimbursement and Other Benefits.

4.1           Reimbursement of Expenses. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company.  The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

4.2           Equity Awards.  During the Term of Employment, the Executive shall be eligible to be granted equity awards under (and therefore subject to all terms and conditions of) the Company's Incentive Compensation Plan or such other plans or programs as the Company may from time to time adopt, and subject to all rules of regulation of the Securities and Exchange Commission applicable thereto.

4.3           Other Benefits.  The Executive shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

5.           Termination.

5.1           Termination for Cause.  The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, for Cause as defined below.  For purposes of this Agreement, the term "Cause" shall mean: (a) an action or omission of the Executive which constitutes a willful and material breach of, or willful and material failure or refusal  to perform his duties under this Agreement which is not cured within 30 days after receipt by the Executive of written notice of same; (b) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder; (c) a conviction of any crime which involves dishonesty or a breach of trust; or (d) gross negligence in connection with the performance of the Executive's duties hereunder, which is not cured within 30 days after receipt by the Executive of written notice of same.  Any termination for Cause shall be made by notice in writing to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination, and providing the Executive with an opportunity to cure (if curable) within a reasonable period of time.  No termination of the Executive’s employment for Cause shall be permitted unless the Termination Date occurs during the 120-day period immediately following the date that the events or actions constituting Cause first become known to the Board.  Upon any termination pursuant to this Section 5.1, the Company shall: (i)  pay to the Executive any unpaid Base Salary through the date of termination;  (ii)  pay to the Executive any unpaid Accrued Base Salary through the date of termination in the manner provided in Section 3.2; and (iii)  upon any termination effected and compensated pursuant to this Section 5.1, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

5.2           Termination Without Cause.  The Company shall have the right to terminate the Term of Employment at any time by written notice to the Executive not less than 30 days prior to the effective date of such termination.  Upon any termination pursuant to this Section 5.2 the Company shall:

(a)           Pay to the Executive any unpaid Base Salary through the date of termination specified in such notice.

(b)           Pay to the Executive an amount equal to three times any unpaid Accrued Base Salary through the date of termination specified in such notice in the manner provided in Section 3.2.

(c)           Upon any termination effected and compensated pursuant to this Section 5.2, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

5.3           Termination by Executive.

(a)           The Executive shall at all times have the right, by written notice not less than 30 days prior to the termination date, to terminate the Term of Employment.

(b)           Upon termination of the Term of Employment pursuant to this Section 5.3 by the Executive without Good Reason, the Company shall pay to the Executive the same amounts in the same manner that would have been payable or provided by the Company to the Executive under Section 5.1 of this Agreement if the Term of Employment had been terminated by the Company with Cause.

(c)           Upon termination of the Term of Employment pursuant to this Section 5.3 by the Executive for Good Reason (as defined below), the Company shall pay to the Executive the same amounts that would have been payable or provided by the Company to the Executive under Section 5.2 of this Agreement if the Term of Employment had been terminated by the Company without Cause.

(d)           For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any material failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location other than the location or office of the Executive on the Commencement Date, except for travel reasonably required in the performance of the Executive's responsibilities; and (iv) any purported termination by the Company of the Executive's employment otherwise than for Cause pursuant to Section 5.1 prior to the Expiration Date.

5.4           Resignation.                      Upon any termination of employment pursuant to this Article 5, the Executive shall be deemed to have resigned as an officer of the Company, and if he was then serving as a director of the Company, as a director of the Company, and if required by the Board, the Executive shall upon such termination execute a resignation letter to the applicable Board.

5.5           Survival.  The provisions of this Article 5 shall survive the termination of the Term of Employment or expiration of the term of this Agreement.

6.           Restrictive Covenants.

6.1           Confidential Information.  Executive hereby acknowledges and agrees that in the course of his Term of Employment he will acquire knowledge and will have access to documents, whether in written, typed or other form, regarding the business operations of Company.  Specifically, the following types of information are deemed confidential ("Confidential Information") and shall not be disclosed or used by Executive except as required and authorized in furtherance of Company's business:  specific prospective customers of the Company; specific existing customers of the Company; other individuals and businesses with whom Company does business; proprietary information; trade secrets;  operational, sales, promotional, and marketing methods and techniques; computer programs, including source codes and/or object codes; and/or any other proprietary, competition sensitive, or technical information or secrets developed with or without the help of Executive.

6.2           Books and Records.  All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

7.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to principles of conflict of laws.

8.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter.  This Agreement may not be modified in any way unless by a written instrument signed by both Varca and the Executive.

9.           Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein.  Notices personally delivered, sent by facsimile, e-mail or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail.  Notice shall be sent: (i) if to the Company, addressed to Wildcat Mining Corporation, Attention: Torii K. Goar, Secretary, 1630 Ringling Blvd, Sarasota, FL 34236; and (ii) if to the Executive, to his address 7733 Bergamo Ave., Sarasota, FL 34238, or to such other address that is requested by notice to the other in accordance with this provision.

10.           Right to Consult with Counsel; No Drafting Party.  The Executive acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of his own choosing, and, given this, the Executive agrees that the obligations created hereby are not unreasonable.  The Executive acknowledges that he has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.

11.           Damages; Attorneys Fees.  Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.  In the event that either party hereto seeks to collect any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs and attorneys' fees of the other.

12.           Section Headings.  The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.           No Third Party Beneficiary.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

14.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first above written.

VARCA VENTURES, INC.

By: /s/ Roger Tichenor

Name: Roger Tichenor

Title: Chief Operating Officer

EXECUTIVE:

By: /s/ Randall Oser

Name: Randall Oser